UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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BELLSOUTH CORPORATION

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BellSouth — Revisions to Previously Announced Force Reduction
[For use by Investor Relations Department]
1.	How did the terms of the package change?
•	The original plan was adjusted to bring some provisions in line with those of the recently announced merger agreement.
2.	You had previously stated that the force reduction would result in a $95 million after-tax charge, with $50 million recognized in 4Q-05. Have these cost figures changed as a result of the revised package? Are you still anticipating $175M in annual cost savings?
•	The revised package will result in a total after-tax charge of approximately $107M, the majority of which will hit in 2Q-06.
•	There will be a net beneficial impact of $45M in 1Q06 as the majority of the $52M expense accrual taken in 4Q05 reverses.

•	Approximately $85M of the $107m charge will be taken in 2Q06.
•	Due to the slightly lower size of the reduction, the anticipated annual cost savings will be slightly lower as well, and is now estimated at $150M annually.
3.	How many people does this revised package cover?
•	The revised package covers approximately 1,300 positions.
4.	What if more than 1,300 people sign up for the package?
•	While the revised plan allows for us to take more than 1,300, we do not contemplate doing so. Any additional reductions will be determined on an organizational basis based upon the needs of the business.
5.	How does this impact the synergy estimates that were articulated as part of the merger with AT&T?
•	This force reduction initiative was contemplated when synergy estimates were developed.
[For use by Human Resources Department]
1.	Will there be an involuntary program if we do not reach our stated reduction numbers through the voluntary offer?
•	This reduction in force has been revised to only include a voluntary program.

2.	Will transitional leave be offered in this revised voluntary offer and how does this work?
•	Transitional leave is available as part of the TPPM: V offer only (C levels and below). Those managers whose elections are approved by the company, and who apply for and are granted transitional leave, will be on transitional leave until the merger close date. At that time, AT&T’s benefits and leave rules will apply. Transitional leave is not available to directors with this offer.
3.	Why are we changing the offer?
•	The current severance offer is being modified to bring some provisions in line with the recently announced merger agreement with AT&T.
4.	Will departments be allowed to take oversubscriptions?
•	Volunteers will be approved up to the extent of the original stated surplus under the terms of the plan. A limited number of additional volunteers can be approved in certain circumstances at the discretion of the Vice President of Human Resources.
5.	If an employee accepted the previous offer and wants to accept the offer based on the revised terms, what should they do?
•	If an employee previously submitted an election and release, that election and release is no longer effective. Employees will be required to submit a new election and release if they choose to accept the revised offer.
6.	How will employees get information on the revised offer?
•	Employees who received the offer will receive details regarding these changes through an email communication on Friday, March 10th. They will receive:

•	A letter regarding the revised offer

•	An amended SPD

•	A revised Benefits Summary Sheet

•	An additional copy of the Election and Release form
7.	Where can employees go if they have questions?
•	Employees should call the Force Management Hotline at 205-977-2531. The benefits summary sheet included in the March 10 employee email contains additional contact information regarding the plan benefits.
8.	What do I do if I already accepted employment outside of BellSouth based on the original separation date?
•	Elections generally cannot be approved until after the submission deadline for the offer, and the employee must separate on the date specified by the company.

9.	Are employees who were not previously in a voluntary universe eligible for this enhanced package?
•	No. The offer is limited to employees who previously received a severance offer based on a specified universe.
10.	Since the company announced that an involuntary program will not be implemented, will movement be permitted between organizations?
•	During the force reduction process, there should not be movement into a group that has an existing surplus.
NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they becomes available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78258. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on March 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.